Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors)
(480) 606-3337
Sharrifah Al-Salem, FD
(415) 293-4414

RURAL/METRO RELEASES PRELIMINARY FY 2010 FIRST-QUARTER RESULTS

IN CONJUNCTION WITH COMMENCEMENT OF REFINANCING TRANSACTION

SCOTTSDALE, Ariz. (Oct. 26, 2009) – Rural/Metro Corporation (NASDAQ: RURL), a leading provider of ambulance and private fire protection services, announced preliminary, unaudited results today for its fiscal 2010 first quarter.

As previously announced, the Company has commenced a refinancing of its credit facility, a tender offer and consent solicitation for its 12.75% Senior Discount Notes due 2016 and a consent solicitation for its 9.875% Senior Subordinated Notes due 2015.

In connection with the pending refinancing transaction, the Company released certain expected results for its quarter ended September 30, 2009 as follows:

•	Net revenue for the quarter of $132.0 million, a 6.8% increase over the same quarter in the prior year;

•	Income from continuing operations for the first quarter of $3.5 million

•	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) from continuing operations for the first quarter of $17.8 million;

•	Cash position at quarter end of $42.0 million; and,

•	Days Sales Outstanding (DSO), a key metric used to measure billing and collections efficiency, declined three days to 49 days at the close of the quarter.

A reconciliation of EBITDA to income from continuing operations and discontinued operations for the three months ended September 30, 2009 is included with this press release and the related current report on Form 8-K.

The Company has scheduled its quarterly conference call for 11 a.m. Eastern time on Monday, November 9, 2009 to discuss complete first-quarter results and operational developments. To join the Company’s conference call, dial 800-263-8506 (domestic) or 719-457-2640 (international). A taped replay will be available after 1 p.m. Eastern time on the day of the call until 11:59 p.m. Eastern time on November 12, 2009. To access the replay, dial 888-203-1112 (domestic) or 719-457-0820 (international). The required pass code to access the replay is 4524714. An audio webcast will be available at www.ruralmetro.com the day of the call and will remain on the Company’s website for 90 days thereafter.

About Rural/Metro Corporation

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 22 states and approximately 400 communities throughout the United States. For more information, visit the Rural/Metro Corporation’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The foregoing statements reflect the Company’s expectations as to the results, financial condition and performance it expects to report for its fiscal 2010 first quarter. The Company emphasizes that the expected results for the quarter ended September 30, 2009 are preliminary and that actual results could vary when the Company reports first-quarter results on November 9, 2009 at 11 a.m. Eastern time. The foregoing statements are “forward-looking” statements as such term is defined by the federal securities laws. The Company may also make forward-looking statements in its earnings reports filed with the Securities and Exchange Commission (SEC), earnings calls and other investor communications. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. Actual results may differ materially from those set forth in or implied by this release or the Company’s other forward-looking statements due to a number of risks and uncertainties, including those relating to the Company’s future business prospects, uncompensated care, working capital, accounts receivable collection, liquidity, cash flow, EBITDA, capital expenditures, insurance coverage and claim reserves, capital needs, key operating metrics, future growth plans, future operating results and future compliance with covenants in our debt facilities or instruments. In addition, the Company may face risks and uncertainties related to other factors that are listed in its periodic reports filed under the Securities Exchange Act. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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(RURL/F)

RURAL/METRO CORPORATION

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA

(in millions)

Three Months Ended September 30, 2009
Income from continuing operations	$3.5
Add (deduct):
Depreciation and amortization	4.0
Interest expense	7.5
Interest income	(0.1)
Income tax provision	3.6
Non-controlling interest	(0.7)

EBITDA from continuing operations	$17.8

EBITDA from continuing operations is a key indicator management uses to evaluate operating performance. While EBITDA from continuing operations is not intended to replace presentations included in the Company’s consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing its ability to meet future debt service, capital expenditure and working capital requirements. This calculation may differ in the method of calculation from similarly titled measures used by other companies.